                                                                  Exhibit (d)(6)

                                     Form of

                               FORWARD FUNDS, INC.

                              AMENDED AND RESTATED
                              SUBADVISORY AGREEMENT

         AGREEMENT, effective commencing on October 1, 1998, and amended and restated on March 7, 2002, between Hoover Investment Management, LLC (the "Subadviser"), and Forward Management, LLC (the "Adviser") and Forward Funds, Inc. (the "Company"), on behalf of the Forward Hoover Small Cap Equity Fund (the "Fund"), a series of the Company.

         WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Fund is a series of the Company; and

         WHEREAS, the Adviser has been retained by the Company to provide investment advisory services to the Fund with regard to the Fund's investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement dated August 4, 1998 ("Investment Management Agreement"); and

         WHEREAS, the Fund's Board of Directors, including a majority of the directors who are not "interested persons," as defined in the 1940 Act, and the Fund's stockholders have approved the appointment of the Subadviser to perform certain investment advisory services for the Company, on behalf of the Fund pursuant to this Subadvisory Agreement and as described in the Registration Statement and the Subadviser is willing to perform such services for the Fund; and

         WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Subadviser as follows:

         1.   Appointment.  The Adviser hereby appoints the Subadviser to
              -----------
perform advisory services to the Fund for the periods and on the terms set forth in this Subadvisory Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2.   Investment Advisory Duties.  Subject to the supervision of the
              --------------------------
Board of Directors of the Fund and the Adviser, the Subadviser will, in coordination with the Adviser, (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Subadviser by the Adviser; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund.

         In performing its investment management services to the Fund hereunder, the Subadviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

         The Subadviser further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

         (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) place orders pursuant to its investment determinations for the Fund in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

         (d) furnish to the Company, the Adviser and/or PFPC, Inc. (the "Administrator") whatever statistical information the Company, the Adviser or the Administrator may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Subadviser will keep the Company, the Adviser, the Administrator and the Directors informed of developments materially affecting the Fund's portfolio and shall, on the Subadviser's own initiative, furnish to the Fund from time to time whatever information the Subadviser believes appropriate for this purpose;

         (e) make available to the Administrator, the Adviser, and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Adviser, the Administrator, and the Company in their compliance with applicable laws and regulations. The Subadviser will furnish the Directors, the Administrator, the Adviser, and the Company with such periodic and special reports regarding the Fund as they may reasonably request;

         (f) meet quarterly either in person or by conference call with the Adviser and the Company's Board of Directors to explain its investment management activities, and any reports related to the Fund as may reasonably be requested by the Adviser and/or the Company;

         (g) immediately notify the Adviser and the Fund in the event that the Subadviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Subadvisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Subadviser further agrees to notify the Fund and the Adviser immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

         3. Investment Guidelines. The Company or the Adviser shall supply the
            ---------------------
Subadviser with such information as the Subadviser shall reasonably require concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's assets.

         4. Use of Securities Brokers and Dealers. Purchase and sale orders will
            -------------------------------------
usually be placed with brokers which are selected by the Subadviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereafter set forth. Whenever the Subadviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Subadviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Subadviser's overall responsibilities to the Subadviser's discretionary accounts.

         Neither the Subadviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund. Unless otherwise directed by the Company or the Adviser in writing, the Subadviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

         5. Compensation. As compensation for the services provided and expenses
            ------------
assumed by the Subadviser under this Agreement, the Adviser will pay the Subadviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to 0.70% of the Fund's daily net assets. Effective January 1, 2003, the Adviser will pay the Subadviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to 0.70% of the Fund's daily net assets up to the first $100 million in Fund assets and 0.65% of the Fund's daily net assets over $100 million. Fees shall be computed and accrued daily and paid monthly based on the average daily net assets of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

         6.  Fees and Expenses. The Subadviser shall not be required to pay any
             -----------------
expenses of the Fund other than those specifically allocated to the Subadviser in this section 7. In particular, but without limiting the generality of the foregoing, the Subadviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Subadviser's overhead and employee costs); fees payable to the Subadviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Company who are not interested persons of the Subadviser; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Subadviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

         7.  Books and Records. The Subadviser agrees to maintain such books and
             -----------------
records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Subadviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. And the Subadviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

         8.  Aggregation of Orders. Provided the investment objectives, policies
             ---------------------
and restrictions of the Fund are adhered to, the Company agrees that the Subadviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Subadviser or with accounts of the affiliates of the Subadviser, if in the Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Fund by the Subadviser represents the Subadviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

         9.  Standard of Care and Limitation of Liability. The Subadviser shall
             --------------------------------------------
exercise its best judgment in rendering the services provided by it under this Subadvisory Agreement. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Subadvisory Agreement relates, provided that nothing in this Subadvisory Agreement shall be deemed to protect or purport to protect the Subadviser against any liability to the Fund or to holders of the Fund's shares to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadviser's reckless disregard of its obligations and duties under this Subadvisory Agreement. As used in this Section 9, the term "Subadviser" shall include any officers, directors, employees or other affiliates of the Subadviser performing services for the Fund.

         10. Services Not Exclusive. It is understood that the services of the
             ----------------------
Subadviser are not exclusive, and that nothing in this Subadvisory Agreement shall prevent the Subadviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Subadvisory Agreement, interfere in a material manner with the Subadviser's ability to meet its obligations to the Fund hereunder. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Subadviser provides any advice to its clients concerning the shares of the Fund, the Subadviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

         11. Duration and Termination. This Subadvisory Agreement shall continue
             ------------------------
for a period of one year unless sooner terminated as provided herein. Notwithstanding the foregoing, this Subadvisory Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Subadviser, (b) by the Subadviser at any time without penalty, upon sixty (60) days' written notice to the Fund or
(c) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Subadviser. This Subadvisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Investment Advisory Agreement.

         12. Amendments. No provision of this Subadvisory Agreement may be
             ----------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Subadvisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors of the Fund, including a majority of Directors who are not interested persons of any party to this Subadvisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         13. Proxies. Unless the Company gives written instructions to the
             -------
contrary, the Subadviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Subadviser shall maintain a record of how the Subadviser voted and such record shall be available to the Company upon its request. The Subadviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

         14. Notices.  Any written notice required by or pertaining to this
             -------
Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

         If to the Company:

         Forward Funds, Inc.
         433 California Street, Suite 1010
         San Francisco, CA  94104

If to the Adviser:

         Forward Management, LLC
         433 California Street, Suite 1010
         San Francisco, CA 94104

         If to the Subadviser:

         Hoover Investment Management, LLC
         650 California Street, 30th Floor
         San Francisco, CA 94108

         15.  Confidential Information.  The Subadviser shall maintain the
              ------------------------
strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Subadviser to the Company, the Adviser or the Business Manager shall be treated by such entities as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.

         16.  Miscellaneous.
              -------------

         (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

         (b) Concurrently with the execution of this Agreement, the Subadviser is delivering to the Adviser and the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Adviser and the Company hereby acknowledge receipt of such copy.

         (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (e) Nothing herein shall be construed as constituting the Subadviser as an agent of the Company or the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ___________ , 2002.

                                         HOOVER INVESTMENT MANAGEMENT, LLC

                                         By ____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         FORWARD MANAGEMENT, LLC

                                         By ____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         FORWARD FUNDS, INC.

                                         By_____________________________________

                                         Name:__________________________________

                                         Title:_________________________________